Morgan
                                                             & Company
                                                          CHARTERED ACCOUNTANTS



                          INDEPENDENT AUDITORS' CONSENT




We consent to the use, in the Registration Statement of Custom Branded Networks, Inc. on Form S-8 relating to the registration of up to 20,000,000 common shares to be issued pursuant to the 2005 Compensation Plan for Outside Consultants for Custom Branded Networks, Inc. of our Auditors' Report, dated September 27, 2004, on consolidated balance sheets of Custom Branded Networks, Inc. as at June 30, 2004 and 2003, and the related consolidated statements of operations, cash flows, and stockholders deficiency for the years ended June 30, 2004 and 2003, and for the period from inception, June 28, 1999, to June 30, 2004.




Vancouver, Canada                                        /s/Morgan & Company

March 4, 2005                                          Chartered Accountants



Tel:  (604) 687-5841        Member of             P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075          ACPA         Suite 1488 700 West Georgia Street
www.morgan-cas.com        International               Vancouver, B.C.  V7Y  1A1